As filed with the Securities and Exchange Commission on May 5, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

StoneCo Ltd.
(Exact Name of Registrant as specified in its charter)

The Cayman Islands		N/A
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
4th Floor, Harbour Place 103 South Church Street, P.O. Box 10240 Grand Cayman, KY1-1002, Cayman Islands +55 (11) 3004-9680

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

StoneCo Ltd. Long-Term Incentive Plan

(Full title of the plans)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
(212) 947-7200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Byron B. Rooney, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION

Pursuant to General Instruction E to Form S-8, StoneCo Ltd. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register additional Class A common shares, par value US$0.000079365 per share, for issuance under the StoneCo Ltd. Long-Term Incentive Plan, as amended and restated May 31, 2022. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on March 29, 2019 (Registration No. 333-230629), April 7, 2021 (Registration No. 333-255108), June 7, 2021 (Registration No. 333-256860) and June 2, 2022 (Registration No. 333-265382).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	20-F Annual Report of the Registrant for the year ended December 31, 2025 (File No. 001-38714), filed with the Commission on April 23, 2026;

(b)	All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2025; and

(c)	The description of the Registrant’s share capital, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38714), dated October 23, 2018, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number

4	Second Amended and Restated Articles of Association of StoneCo Ltd. (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F (File No. 001-38714) filed with the SEC on April 24, 2024)

5	Opinion of Harneys Westwood & Riegels, Cayman Islands counsel of StoneCo Ltd., as to the validity of the Class A Common Shares (filed herewith)

23.1	Consent of Harneys Westwood & Riegels, Cayman Islands counsel of StoneCo Ltd. (included in Exhibit 5)

23.2	Consent of Ernst & Young Auditores Independentes S.S., an independent registered public accounting firm (filed herewith)

24	Powers of Attorney (included in the signature pages hereto)

99	StoneCo Ltd. Long-Term Incentive Plan, as amended and restated May 31, 2022 (incorporated by reference to Exhibit 99 of the Registrant's Registration Statement on Form S-8, No. 333-265382, filed on June 2, 2022)

107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in São Paulo, Brazil, on this 5th day of May, 2026.

StoneCo Ltd.

By:	/s/ Diego Ventura Salgado
Name:	Diego Ventura Salgado
Title:	Chief Financial Officer and Investor Relations Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mateus Scherer Schwening and Diego Ventura Salgado as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mateus Scherer Schwening	Chief Executive Officer (Principal Executive Officer)	May 5, 2026
Mateus Scherer Schwening

/s/ Diego Ventura Salgado	Chief Financial Officer and Investor Relations Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2026
Diego Ventura Salgado

/s/ Pedro Zinner	Chairperson	May 5, 2026
Pedro Zinner

/s/ Silvio José Morais	Director and Vice Chairperson	May 5, 2026
Silvio José Morais

/s/ Mauricio Luis Luchetti	Director	May 5, 2026
Mauricio Luis Luchetti

/s/ Gilberto Caldart	Director	May 5, 2026
Gilberto Caldart

/s/ Antonio Silveira	Director	May 5, 2026
Antonio Silveira

/s/ Diego Fresco Gutierrez	Director	May 5, 2026
Diego Fresco Gutierrez

/s/ José Alexandre Scheinkman	Director	May 5, 2026
José Alexandre Scheinkman

/s/ Luciana Ibiapina Lira Aguiar	Director	May 5, 2026
Luciana Ibiapina Lira Aguiar

/s/ Luis Henrique Cals de Beauclair Guimarães	Director	May 5, 2026
Luis Henrique Cals de Beauclair Guimarães

/s/ Marcelo Kopel	Director	May 5, 2026
Marcelo Kopel

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant has signed this Registration Statement or amendment thereto on the 5th day of May, 2026.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.